Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 13, 2015, with respect to the consolidated financial statements of Valtech Cardio Ltd. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-207446) and related Prospectus of HW Global, Inc.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
November 25, 2015	KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global